Exhibit 10.1

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4905 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5017 713-651-9944

February 11, 2019

Mr. Haim Tsuff - CEO

Isramco, Inc

2425 West Loop South, Suite 810

Houston, Texas 77027

Re: Evaluation Summary - Strip Price Isramco Resources, LLC Interests Isramco Energy, LLC Interests Jay Petroleum, L.L.C. Interests Certain Properties in Various States As of December 31, 2018

Dear Mr. Tsuff:

As requested, we are submitting our estimates of proved developed producing reserves and forecasts of economics attributable to the above captioned partnerships in certain properties located in various states. The results of this evaluation are presented in the accompanying tabulations, with a composite summary presented below:

		Isramco Resources	Isramco Energy	Jay Petroleum
		Proved	Proved	Proved
		Developed	Developed	Developed
		Producing	Producing	Producing
Net Reserves
Oil	- Mbbl	1,115.2	562.7	54.8
Gas	- MMcf	4,045.0	4,012.8	345.3
NGL	- Mbbl	0.0	377.8	11.3
Net Revenue
Oil	- M$	55,927.2	26,755.2	2,642.0
Gas	- M$	14,697.5	9,601.0	1,037.3
NGL	- M$	0.0	8,473.3	237.0
Other	- M$	0.0	0.0	0.0
Severance Taxes	- M$	4,032.0	2,658.2	245.3
Ad Valorem Taxes	- M$	2,065.7	1,739.1	169.5
Operating Expenses	- M$	33,315.2	22,195.2	1,448.0
Workover Expenses	- M$	0.0	0.0	0.0
3rd Party COPAS	- M$	0.0	0.0	0.0
Other Deductions	- M$	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0
Net Operating Income (BFIT)	- M$	31,211.7	18,237.2	2,053.4
Discounted @ 10%	- M$	14,521.2	9,560.5	1,092.9

February 1, 2019

The discounted cash flow value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc. (“CG&A”)

Presentation

This report is divided into three partnership sections. Within each partnership tab there is a Proved Developed Producing (“PDP”) grand total Table I summary. The Table I presents composite reserve estimates and economic forecasts for the PDP reserve category. The data presented in each Table I is explained in page 1 of the Appendix. The methods employed in estimating reserves are described in page 2 of the Appendix. For a more detailed explanation of the report layout, please refer to the Table of Contents following this letter.

Hydrocarbon Pricing

As requested for the Forward Strip scenario, oil and gas prices were adjusted to the following index prices.

Year	WTI Oil Price $/BBL	HH Gas Price $/MMBTU
2019	47.56	2.869
2020	48.86	2.673
2021	50.77	2.601
2022	51.84	2.860
2023	52.48	2.860
2024	52.34	2.860

Oil and gas prices were held flat thereafter at $52.34 per BBL and $2.860 per MMBTU, respectively. Adjustments to oil and gas prices were forecast based upon 2017-2018 historical data and were applied by property. Adjustments may include treating costs, transportation charges and/or crude quality and gravity corrections. Shrinkage factors were applied to each property against net gas volumes.

Expenses and Taxes

Direct lease operating expenses were forecast based upon 2017-2018 historical expenses. Investments were applied going forward as provided by your office. Expenses were held constant for the life of the properties. Severance tax values were determined by applying normal state severance tax rates. Ad valorem tax rates were forecast as provided by your office.

Miscellaneous

An on-site field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined, nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included except as noted above.

The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date, except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. All reserve estimates represent our best judgment based on data available at the time of preparation, and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

February 1, 2019

The reserve estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. Ownership information was furnished by your office and economic factors such as liquid and gas prices, price differentials and expenses were furnished by your office and were accepted as furnished. To some extent, information from public records was used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

This report was prepared for the exclusive use of Naphtha Israel Petroleum Corp., LTD, J.O.E.L Jerusalem Oil Exploration LTD and Equital LTD. The undersigned hereby consents that this report shall be attached to an Israeli public filling of the above mentioned companies with respect to the oil and gas reserves of Isramco Resources, LLC, Isramco Energy, LLC and Jay Petroleum, L.L.C. as of the year ended December 31, 2018. Third parties should not rely on it without the written consent of the above and Cawley, Gillespie & Associates, Inc. Our work papers and related data are available for inspection and review by authorized, interested parties.

Yours very truly, CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm F-693
W. Todd Brooker, P.E. President
Agustin Presas Jr. Vice President

Table of Contents

Isramco Resources, LLC Interests

Isramco Energy, LLC Interests

Jay Petroleum, L.L.C. Interests

As of December 31, 2018

Report Letter

Table of Contents

ISRAMCO RESOURCES, LLC INTERESTS TAB

●     Table I - PDP

ISRAMCO ENERGY, LLC INTERESTS TAB

●     Table I - PDP

JAY PETROLEUM, L.L.C. INTERESTS TAB

●     Table I - PDP

Appendix Tab

●     Page 1 - Explanatory Comments for Summary Tables

●     Page 2 - Methods Employed in the Estimation of Reserves

Table I - PDP

Composite Reserve Estimates and Economic Forecasts

Isramco Resources, LLC Interests

Certain Oil & Gas Assets in Various States

Proved Developed Producing Reserves

As of December 31, 2018

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
END MO-YEAR	Gross Oil Production MBBLS	Gross Gas Production MMCF	Gross NGL Production MBBLS	Net Oil Production MBBLS	Net Gas Sales MMCF	Net NGL Production MBBLS	Avg Oil Price $/BBL	Avg Gas Price $/MCF	Avg NGL Price $/BBL

12-2018	5862.4	11769.2	0.0	119.969	512.666	0.000	56.254	2.963	0.000
12-2019	4725.3	8146.0	0.0	100.872	401.307	0.000	53.069	2.953	0.000
12-2020	4117.2	6481.9	0.0	83.334	333.587	0.000	50.561	2.960	0.000
12-2021	3673.2	5097.7	0.0	55.172	264.007	0.000	48.315	2.989	0.000
12-2022	3348.4	4471.0	0.0	50.288	242.883	0.000	47.730	3.015	0.000

12-2023	1474.6	2968.4	0.0	44.953	225.982	0.000	47.970	3.052	0.000
12-2024	1043.3	2458.5	0.0	41.315	204.529	0.000	48.067	3.036	0.000
12-2025	948.0	2193.9	0.0	37.244	178.848	0.000	48.092	3.032	0.000
12-2026	874.1	1996.3	0.0	34.392	165.089	0.000	48.122	3.036	0.000
12-2027	806.8	1815.0	0.0	31.888	153.196	0.000	48.167	3.036	0.000

12-2028	708.6	1621.3	0.0	29.729	139.255	0.000	48.182	3.039	0.000
12-2029	632.4	1479.8	0.0	28.133	132.374	0.000	48.180	3.040	0.000
12-2030	589.6	1377.0	0.0	26.541	124.826	0.000	48.207	3.035	0.000
12-2031	550.2	1276.1	0.0	25.279	116.483	0.000	48.218	3.041	0.000
12-2032	511.8	1173.6	0.0	23.911	103.886	0.000	48.242	3.063	0.000

12-2033	434.3	1022.9	0.0	22.720	98.770	0.000	48.249	3.061	0.000
12-2034	320.1	788.0	0.0	21.529	93.532	0.000	48.255	3.052	0.000
12-2035	301.1	732.4	0.0	20.583	87.059	0.000	48.262	3.053	0.000
12-2036	281.0	662.2	0.0	19.289	77.244	0.000	48.292	3.093	0.000

S Tot	31202.5	57531.3	0.0	817.140	3655.523	0.000	50.182	3.010	0.000
After	3550.7	6530.1	0.0	232.422	724.932	0.000	48.510	3.217	0.000
Total	34753.2	64061.4	0.0	1049.562	4380.456	0.000	49.811	3.044	0.000

Cum	251625.8	903028.4	0.0
Ult	281132.4	957145.6	0.0

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
END MO-YEAR	Oil Revenue M$	Gas Revenue M$	NGL Revenue M$	Hedge Revenue M$	Other Revenue M$	Total Revenue M$	Production Taxes M$	Ad Valorem Taxes M$	$/BOE6

12-2019	5319.088	1585.439	0.000	0.000	0.002	6904.529	388.018	203.527	24.119
12-2020	4480.074	1106.636	0.000	0.000	0.001	5586.710	311.507	166.138	18.284
12-2021	4323.819	993.665	0.000	0.000	0.000	5317.484	295.247	158.417	19.362
12-2022	3843.444	913.821	0.000	0.000	-0.001	4757.265	266.496	140.422	18.995
12-2023	3431.244	809.097	0.000	0.000	-0.001	4240.340	239.331	124.641	18.744

12-2024	2395.534	720.874	0.000	0.000	0.000	3116.408	183.689	88.306	13.715
12-2025	2254.746	663.892	0.000	0.000	0.000	2918.638	171.780	83.134	14.280
12-2026	2114.748	621.327	0.000	0.000	0.000	2736.074	161.073	78.054	14.845
12-2027	1966.892	555.614	0.000	0.000	-0.001	2522.505	147.521	72.375	15.170
12-2028	1834.613	490.623	0.000	0.000	0.000	2325.235	135.622	66.907	15.382

12-2029	1655.126	444.769	0.000	0.000	0.000	2099.895	123.091	60.502	14.957
12-2030	1514.292	412.831	0.000	0.000	-0.001	1927.122	113.478	55.405	14.813
12-2031	1388.385	387.995	0.000	0.000	0.000	1776.380	105.166	50.840	14.695
12-2032	1325.021	369.333	0.000	0.000	0.000	1694.354	100.232	48.550	15.331
12-2033	1254.858	350.394	0.000	0.000	0.000	1605.252	94.927	46.151	15.823

12-2034	1159.604	329.592	0.000	0.000	0.000	1489.196	87.517	43.083	15.892
12-2035	1100.117	313.500	0.000	0.000	0.000	1413.617	83.019	40.944	16.448
12-2036	1050.822	298.788	0.000	0.000	0.000	1349.609	79.205	39.137	17.155
12-2037	1006.593	282.845	0.000	0.000	0.000	1289.438	75.556	37.505	17.964

S Tot	43419.012	11651.036	0.000	0.000	-0.002	55070.047	3162.475	1604.040	17.685
After	12508.216	3046.423	0.000	0.000	0.000	15554.636	869.570	461.694	22.174
Total	55927.227	14697.459	0.000	0.000	-0.002	70624.688	4032.045	2065.734	18.618

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum. Disc.
END	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Cash Flow
MO-YEAR	M$	Count		M$	M$	M$	M$	M$	M$	M$

12-2019	4556.339	1980.	233.7	0.000	0.000	0.002	0.000	1756.644	1756.644	1679.898
12-2020	2689.664	1764.	171.1	0.000	0.000	-0.001	0.000	2419.398	4176.043	3780.044
12-2021	2647.152	1748.	168.0	0.000	0.000	-0.001	0.000	2216.670	6392.713	5529.215
12-2022	2237.704	1738.	164.7	0.000	0.000	-0.001	0.000	2112.643	8505.356	7044.562
12-2023	1949.214	1668.	128.9	0.000	0.000	0.001	0.000	1927.155	10432.511	8301.144

12-2024	1106.720	560.	52.1	0.000	0.000	0.000	0.000	1737.693	12170.204	9331.020
12-2025	1077.244	550.	49.7	0.000	0.000	0.000	0.000	1586.480	13756.684	10185.825
12-2026	1048.652	537.	49.0	0.000	0.000	0.000	0.000	1448.296	15204.980	10895.208
12-2027	976.244	502.	46.4	0.000	0.000	0.000	0.000	1326.366	16531.346	11485.798
12-2028	906.080	372.	45.4	0.000	0.000	0.000	0.000	1216.625	17747.973	11978.268

12-2029	797.424	362.	42.3	0.000	0.000	0.000	0.000	1118.878	18866.850	12389.989
12-2030	726.925	355.	38.7	0.000	0.000	0.000	0.000	1031.314	19898.164	12734.986
12-2031	665.639	343.	37.0	0.000	0.000	0.000	0.000	954.734	20852.898	13025.319
12-2032	661.437	340.	37.0	0.000	0.000	0.000	0.000	884.134	21737.031	13269.744
12-2033	646.819	335.	36.7	0.000	0.000	0.000	0.000	817.355	22554.389	13475.169

12-2034	604.208	324.	34.2	0.000	0.000	0.000	0.000	754.389	23308.775	13647.534
12-2035	593.723	312.	32.9	0.000	0.000	0.000	0.000	695.932	24004.707	13792.088
12-2036	590.684	303.	32.5	0.000	0.000	0.000	0.000	640.584	24645.293	13913.052
12-2037	588.356	302.	32.5	0.000	0.000	0.000	0.000	588.022	25233.314	14013.999

S Tot	25070.22914	395.	1432.7	0.000	0.000	0.000	0.000	25233.314	25233.314	14013.999
After	8244.988	7860.	503.3	0.000	0.000	0.000	0.000	5978.384	31211.703	14521.246
Total	33315.21522	255.	1936.0	0.000	0.000	0.000	0.000	31211.697	31211.703	14521.246

Table I – PDP

Composite Reserve Estimates and Economic Forecasts

Isramco Energy, LLC Interests

Certain Oil & Gas Assets in NM and TX

Proved Developed Producing Reserves

As of December 31, 2018

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
END MO-YEAR	Gross Oil Production MBBLS	Gross Gas Production MMCF	Gross NGL Production MBBLS	Net Oil Production MBBLS	Net Gas Sales MMCF	Net NGL Production MBBLS	Avg Oil Price $/BBL	Avg Gas Price $/MCF	Avg NGL Price $/BBL

12-2019	1221.6	3937.9	175.7	56.263	558.525	49.199	41.184	2.343	21.846
12-2020	985.4	2239.5	130.8	43.706	373.015	33.564	45.344	2.242	21.756
12-2021	832.8	1980.8	112.4	39.236	340.283	30.412	47.256	2.181	22.476
12-2022	720.8	1803.5	98.8	35.898	316.664	27.934	48.315	2.399	23.040
12-2023	564.2	1631.0	87.0	32.375	289.697	24.960	48.930	2.405	23.379

12-2024	174.1	1485.9	77.0	27.297	265.439	22.003	48.781	2.407	23.126
12-2025	153.7	1368.6	69.5	25.394	247.036	20.153	48.782	2.407	22.960
12-2026	140.1	1221.5	63.1	23.776	225.633	18.562	48.780	2.402	22.983
12-2027	129.6	1110.0	54.7	22.432	211.109	16.712	48.774	2.403	23.132
12-2028	113.5	1005.7	47.5	20.668	181.838	15.168	48.759	2.383	23.180

12-2029	103.8	828.0	39.4	18.013	97.357	10.852	48.642	2.546	21.866
12-2030	96.0	766.6	36.2	17.093	89.909	9.865	48.641	2.554	21.763
12-2031	89.2	710.7	33.1	16.154	80.301	8.715	48.635	2.505	21.584
12-2032	72.9	610.8	24.2	15.206	70.585	8.052	48.628	2.427	21.653
12-2033	57.8	479.2	14.1	14.103	59.987	6.590	48.605	2.447	22.031

12-2034	54.4	446.5	12.8	13.364	55.889	6.038	48.603	2.455	22.223
12-2035	51.2	380.9	12.2	12.720	52.856	5.768	48.603	2.463	22.224
12-2036	48.7	344.3	11.5	12.125	46.477	5.452	48.603	2.548	22.167
12-2037	46.0	299.8	9.7	11.450	38.486	4.672	48.588	2.630	22.003

S Tot	5655.7	22651.2	1109.8	457.273	3601.085	324.671	47.313	2.372	22.477
After	372.7	2637.5	82.3	105.401	411.721	53.088	48.577	2.569	22.145
Total	6028.4	25288.6	1192.1	562.674	4012.807	377.759	47.550	2.393	22.431

Cum	67450.0	1337052.9	0.0
Ult	73478.4	1362341.5	1192.1

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
END MO-YEAR	Oil Revenue M$	Gas Revenue M$	NGL Revenue M$	Hedge Revenue M$	Other Revenue M$	Total Revenue M$	Production Taxes M$	Ad Valorem Taxes M$	$/BOE6

12-2019	2317.136	1308.476	1074.792	0.000	0.001	4700.404	290.862	176.183	15.975
12-2020	1981.811	836.164	730.210	0.000	0.001	3548.186	213.734	135.911	11.759
12-2021	1854.114	742.246	683.541	0.000	0.000	3279.900	197.158	126.224	12.250
12-2022	1734.394	759.741	643.602	0.000	0.000	3137.738	189.928	120.956	12.900
12-2023	1584.107	696.800	583.536	0.000	0.000	2864.444	173.564	110.918	13.228

12-2024	1331.573	638.983	508.854	0.000	0.000	2479.410	151.753	96.208	12.609
12-2025	1238.804	594.727	462.695	0.000	0.000	2296.226	140.486	89.179	13.016
12-2026	1159.794	542.052	426.619	0.000	0.000	2128.465	129.988	82.744	13.519
12-2027	1094.089	507.199	386.593	0.000	0.000	1987.880	121.153	77.338	14.073
12-2028	1007.735	433.287	351.603	0.000	0.000	1792.626	108.667	69.754	14.400

12-2029	876.191	247.859	237.291	0.000	0.000	1361.342	79.178	53.280	13.614
12-2030	831.415	229.612	214.694	0.000	0.000	1275.722	73.892	49.992	14.193
12-2031	785.666	201.190	188.098	0.000	0.000	1174.954	67.545	46.125	14.540
12-2032	739.459	171.331	174.347	0.000	0.000	1085.138	61.959	42.595	15.077
12-2033	685.476	146.778	145.193	0.000	0.000	977.446	55.239	38.379	15.472

12-2034	649.544	137.215	134.176	0.000	0.000	920.934	51.956	36.182	16.139
12-2035	618.228	130.160	128.181	0.000	0.000	876.569	49.454	34.443	16.939
12-2036	589.282	118.424	120.858	0.000	0.000	828.564	46.614	32.574	18.014
12-2037	556.332	101.236	102.791	0.000	0.000	760.360	42.379	29.957	18.876

S Tot	21635.152	8543.479	7297.675	0.000	0.001	37476.305	2245.509	1448.941	13.911
After	5120.043	1057.543	1175.653	0.000	0.000	7353.237	412.661	290.114	21.814
Total	26755.195	9601.022	8473.329	0.000	0.001	44829.539	2658.170	1739.055	15.027

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum. Disc.
END	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Cash Flow
MO-YEAR	M$	Count		M$	M$	M$	M$	M$	M$	M$

12-2020	1501.546	252.	99.3	0.000	0.000	0.000	0.000	1696.995	3033.582	2751.180
12-2021	1417.526	227.	79.8	0.000	0.000	0.000	0.000	1538.992	4572.574	3965.681
12-2022	1378.155	219.	77.9	0.000	0.000	0.000	0.000	1448.698	6021.272	5004.926
12-2023	1281.549	211.	73.6	0.000	0.000	0.000	0.000	1298.413	7319.685	5851.648

12-2024	1082.304	116.	67.8	0.000	0.000	0.000	0.000	1149.146	8468.831	6532.821
12-2025	1036.907	109.	63.7	0.000	0.000	0.000	0.000	1029.654	9498.485	7087.674
12-2026	992.948	101.	61.1	0.000	0.000	0.000	0.000	922.784	10421.270	7539.733
12-2027	963.722	97.	58.6	0.000	0.000	0.000	0.000	825.667	11246.938	7907.450
12-2028	875.987	93.	56.6	0.000	0.000	0.000	0.000	738.218	11985.156	8206.332

12-2029	562.156	63.	29.4	0.000	0.000	0.000	0.000	666.727	12651.883	8451.698
12-2030	546.292	62.	29.4	0.000	0.000	0.000	0.000	605.546	13257.429	8654.292
12-2031	511.848	53.	22.1	0.000	0.000	0.000	0.000	549.436	13806.865	8821.402
12-2032	485.544	51.	21.2	0.000	0.000	0.000	0.000	495.040	14301.905	8958.307
12-2033	439.155	47.	20.9	0.000	0.000	0.000	0.000	444.673	14746.578	9070.080

12-2034	429.344	44.	19.0	0.000	0.000	0.000	0.000	403.452	15150.030	9162.275
12-2035	428.190	42.	18.9	0.000	0.000	0.000	0.000	364.483	15514.513	9237.996
12-2036	421.784	41.	18.9	0.000	0.000	0.000	0.000	327.592	15842.105	9299.868
12-2037	394.516	39.	17.7	0.000	0.000	0.000	0.000	293.508	16135.613	9350.264

S Tot	17646.246	2251.	1012.4	0.000	0.000	0.000	0.000	16135.613	16135.613	9350.264
After	4548.920	461.	248.2	0.000	0.000	0.000	0.000	2101.545	18237.154	9560.454
Total	22195.166	2712.	1260.6	0.000	0.000	0.000	0.000	18237.158	18237.154	9560.454

Table I - PDP

Composite Reserve Estimates and Economic Forecasts

Jay Petroleum, L.L.C. Interests

Certain Oil & Gas Assets in Various States

Proved Developed Producing Reserves

As of December 31, 2018

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
END MO-YEAR	Gross Oil Production MBBLS	Gross Gas Production MMCF	Gross NGL Production MBBLS	Net Oil Production MBBLS	Net Gas Sales MMCF	Net NGL Production MBBLS	Avg Oil Price $/BBL	Avg Gas Price $/MCF	Avg NGL Price $/BBL

12-2019	807.7	14166.7	76.7	8.118	54.500	2.387	44.996	2.849	18.251
12-2020	710.6	12800.2	60.1	5.474	32.698	1.452	46.388	2.768	19.274
12-2021	640.8	11708.2	51.8	4.879	28.978	1.162	48.207	2.724	20.231
12-2022	579.2	10725.5	45.3	4.169	25.361	0.869	49.049	3.049	21.113
12-2023	528.4	9846.7	41.3	3.799	23.156	0.773	49.630	3.061	21.458

12-2024	482.4	9040.4	37.9	3.327	20.568	0.706	49.603	3.039	21.418
12-2025	433.8	8265.1	30.5	2.492	17.074	0.432	49.436	3.085	22.718
12-2026	399.1	7578.3	28.1	2.318	14.960	0.400	49.431	3.096	22.692
12-2027	367.4	6962.3	25.9	2.162	13.541	0.371	49.434	3.104	22.663
12-2028	338.2	6407.7	23.8	2.020	12.640	0.344	49.442	3.109	22.633

12-2029	311.4	5897.0	22.0	1.887	11.080	0.320	49.449	3.090	22.602
12-2030	286.0	5426.6	20.1	1.733	9.848	0.289	49.401	3.082	22.654
12-2031	260.4	4989.3	17.8	1.469	9.055	0.232	49.090	3.114	23.127
12-2032	239.6	4589.8	16.4	1.371	8.255	0.216	49.101	3.130	23.091
12-2033	218.1	4215.1	14.5	1.156	7.420	0.169	48.746	3.173	23.732

12-2034	199.4	3878.3	13.1	1.010	6.923	0.147	48.636	3.192	23.996
12-2035	182.8	3570.4	12.1	0.808	6.517	0.136	48.760	3.200	23.951
12-2036	168.3	3287.1	11.1	0.754	6.137	0.126	48.784	3.208	23.905
12-2037	154.9	3026.3	10.2	0.704	5.780	0.117	48.808	3.216	23.858

S Tot	7308.5	136381.1	558.6	49.651	314.492	10.648	48.164	2.986	20.748
After	1605.7	31345.7	98.3	5.190	30.813	0.609	48.282	3.188	26.308
Total	8914.2	167726.8	656.9	54.841	345.305	11.258	48.175	3.004	21.049

Cum	32363.5	559240.9	0.0
Ult	41712.0	707163.9	538.6

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
END MO-YEAR	Oil Revenue M$	Gas Revenue M$	NGL Revenue M$	Hedge Revenue M$	Other Revenue M$	Total Revenue M$	Production Taxes M$	Ad Valorem Taxes M$	$/BOE6

12-2019	365.294	155.255	43.572	0.000	0.000	564.122	35.823	21.715	17.740
12-2020	253.951	90.502	27.994	0.000	0.000	372.447	23.216	16.642	10.663
12-2021	235.199	78.950	23.498	0.000	0.000	337.648	21.085	15.209	11.619
12-2022	204.495	77.316	18.344	0.000	0.000	300.156	18.834	13.369	11.575
12-2023	188.561	70.869	16.582	0.000	0.000	276.013	17.307	12.330	12.511

12-2024	165.019	62.505	15.126	0.000	0.000	242.649	15.240	10.618	12.775
12-2025	123.171	52.665	9.810	0.000	0.000	185.646	11.756	7.759	9.974
12-2026	114.603	46.312	9.078	0.000	0.000	169.993	10.740	7.163	10.551
12-2027	106.884	42.031	8.409	0.000	0.000	157.325	9.931	6.655	11.213
12-2028	99.853	39.300	7.792	0.000	0.000	146.946	9.279	6.214	12.012

12-2029	93.327	34.236	7.222	0.000	0.000	134.785	8.491	5.806	12.638
12-2030	85.609	30.351	6.549	0.000	0.000	122.508	7.700	5.339	13.024
12-2031	72.105	28.198	5.372	0.000	0.000	105.674	6.620	4.569	12.138
12-2032	67.308	25.840	4.978	0.000	0.000	98.125	6.142	4.276	12.842
12-2033	56.340	23.549	4.011	0.000	0.000	83.900	5.227	3.655	11.894

12-2034	49.126	22.097	3.519	0.000	0.000	74.742	4.642	3.232	11.628
12-2035	39.398	20.854	3.260	0.000	0.000	63.511	3.890	2.719	10.208
12-2036	36.788	19.685	3.021	0.000	0.000	59.494	3.646	2.541	10.887
12-2037	34.366	18.587	2.799	0.000	0.000	55.752	3.419	2.376	11.606

S Tot	2391.396	939.102	220.936	0.000	0.000	3551.434	222.987	152.189	12.670
After	250.578	98.229	16.030	0.000	0.000	364.836	22.325	17.341	6.267
Total	2641.974	1037.330	236.966	0.000	0.000	3916.270	245.312	169.530	12.096

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum. Disc.
END	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Cash Flow
MO-YEAR	M$	Count		M$	M$	M$	M$	M$	M$

12-2019	332.690	124.	9.6	0.000	0.000	0.000	0.000	173.893	173.893	166.362
12-2020	126.550	103.	3.0	0.000	0.000	0.000	0.000	206.038	379.931	345.280
12-2021	121.579	102.	2.9	0.000	0.000	0.000	0.000	179.775	559.706	487.181
12-2022	103.722	102.	2.9	0.000	0.000	0.000	0.000	164.230	723.936	605.009
12-2023	102.098	101.	2.8	0.000	0.000	0.000	0.000	144.277	868.213	699.108

12-2024	92.154	101.	2.8	0.000	0.000	0.000	0.000	124.638	992.851	773.006
12-2025	56.034	98.	2.5	0.000	0.000	0.000	0.000	110.097	1102.948	832.335
12-2026	53.514	98.	2.5	0.000	0.000	0.000	0.000	98.576	1201.524	880.625
12-2027	52.254	97.	2.4	0.000	0.000	0.000	0.000	88.485	1290.010	920.032
12-2028	52.254	97.	2.4	0.000	0.000	0.000	0.000	79.198	1369.208	952.097

12-2029	49.818	97.	2.4	0.000	0.000	0.000	0.000	70.671	1439.878	978.109
12-2030	46.394	96.	1.7	0.000	0.000	0.000	0.000	63.076	1502.954	999.214
12-2031	37.978	95.	1.6	0.000	0.000	0.000	0.000	56.508	1559.462	1016.403
12-2032	37.071	95.	1.6	0.000	0.000	0.000	0.000	50.636	1610.099	1030.405
12-2033	29.762	94.	1.5	0.000	0.000	0.000	0.000	45.256	1655.354	1041.781

12-2034	26.271	91.	1.5	0.000	0.000	0.000	0.000	40.596	1695.951	1051.058
12-2035	20.239	90.	1.2	0.000	0.000	0.000	0.000	36.663	1732.614	1058.675
12-2036	20.239	90.	1.2	0.000	0.000	0.000	0.000	33.068	1765.682	1064.921
12-2037	20.239	90.	1.2	0.000	0.000	0.000	0.000	29.719	1795.401	1070.023

S Tot	1380.858	1861.	47.6	0.000	0.000	0.000	0.000	1795.401	1795.401	1070.023
After	67.189	2437.	3.2	0.000	0.000	0.000	0.000	257.981	2053.381	1092.895
Total	1448.048	4298.	50.8	0.000	0.000	0.000	0.000	2053.381	2053.381	1092.895

APPENDIX

Explanatory Comments for Summary Tables

HEADINGS

Table I

Description of Table Information

Identity of Interest Evaluated

Property Description – Location

Reserve Classification and Development Status

Effective Date of Evaluation

FORECAST

(Columns)

(1) (11) (21)	Calendar or Fiscal years/months commencing on effective date.
(2) (3) (4)

Gross Production (8/8th) for the years/months which are economical. These are expressed as thousands of barrels (Mbbl) and millions of cubic feet (MMcf) of gas at standard conditions. Total future production, cumulative production to effective date, and ultimate recovery at the effective date are shown following the annual/monthly forecasts.

(5) (6) (7)	Net Production accruable to evaluated interest is calculated by multiplying the revenue interest times the gross production. These values take into account changes in interest and gas shrinkage.
(8)	Average (volume weighted) gross liquid price per barrel before deducting production-severance taxes.
(9)	Average (volume weighted) gross gas price per Mcf before deducting production-severance taxes.
(10)	Average (volume weighted) gross NGL price per barrel before deducting production-severance taxes.
(12)	Revenue derived from oil sales -- column (5) times column (8).
(13)	Revenue derived from gas sales -- column (6) times column (9).
(14)	Revenue derived from NGL sales -- column (7) times column (10).
(15)	Revenue derived from hedge positions.
(16)	Total Revenue – sum of column (12) through column (15).
(17)	Production-Severance taxes deducted from gross oil, gas and NGL revenue.
(18)	Revenue after taxes – column (16) less column (17).
(19)	Ad Valorem taxes.
(20)

$/BOE6 – is the total of column (22), column (25), column (26), and column (27) divided by Barrels of Oil Equivalent (“BOE”). BOE is net oil production column (5) plus net gas production column (6) converted to oil at six Mcf gas per one bbl oil plus net NGL production column (7) converted to oil at one bbl NGL per 0.65 bbls of oil.

(22)

Operating Expenses are direct operating expenses to the evaluated working interest and may include combined fixed rate administrative overhead charges for operated oil and gas producers known as COPAS.

(23)	Average gross wells.
(24)	Average net wells are gross wells times working interest.
(25)	Work-over Expenses are non-direct operating expenses and may include maintenance, well service, compressor, tubing, and pump repair.
(26)	3rd Party COPAS are combined fixed rate administrative overhead charges for non-operated oil and gas producers.
(27)	Other Deductions may include compression-gathering expenses, transportation costs and water disposal costs.
(28)

Investments, if any, include re-completions, future drilling costs, pumping units, etc. and may include either tangible or intangible or both, and the costs for plugging and the salvage value of equipment at abandonment may be shown as negative investments at end of life.

(29) (30)

Future Net Cash Flow is column (18) less the total of column (19), column (22), column (25), column (26), column (27) and column (28). The data in column (29) are accumulated in column (30). Federal income taxes have not been considered.

(31)	Cumulative Discounted Cash Flow is calculated by discounting monthly cash flows at the specified annual rates.

MISCELLANEOUS

DCF Profile	•

The cumulative cash flow discounted at six different interest rates are shown at the bottom of columns (30-31). Interest has been compounded monthly. The DCF’s for the “Without Hedge” case may be shown to the left of the main DCF profile.

Life	•	The economic life of the appraised property is noted in the lower right-hand corner of the table.
Footnotes	•	Comments regarding the evaluation may be shown in the lower left-hand footnotes.
Price Deck	•	A table of oil and gas prices, price caps and escalation rates may be shown in the lower middle footnotes.

APPENDIX

Methods Employed in the Estimation of Reserves

The four methods customarily employed in the estimation of reserves are (1) production performance, (2) material balance, (3) volumetric and (4) analogy. Most estimates, although based primarily on one method, utilize other methods depending on the nature and extent of the data available and the characteristics of the reservoirs.

Basic information includes production, pressure, geological and laboratory data. However, a large variation exists in the quality, quantity and types of information available on individual properties. Operators are generally required by regulatory authorities to file monthly production reports and may be required to measure and report periodically such data as well pressures, gas-oil ratios, well tests, etc. As a general rule, an operator has complete discretion in obtaining and/or making available geological and engineering data. The resulting lack of uniformity in data renders impossible the application of identical methods to all properties, and may result in significant differences in the accuracy and reliability of estimates.

A brief discussion of each method, its basis, data requirements, applicability and generalization as to its relative degree of accuracy follows:

Production performance. This method employs graphical analyses of production data on the premise that all factors which have controlled the performance to date will continue to control and that historical trends can be extrapolated to predict future performance. The only information required is production history. Capacity production can usually be analyzed from graphs of rates versus time or cumulative production. This procedure is referred to as "decline curve" analysis. Both capacity and restricted production can, in some cases, be analyzed from graphs of producing rate relationships of the various production components. Reserve estimates obtained by this method are generally considered to have a relatively high degree of accuracy with the degree of accuracy increasing as production history accumulates.

Material balance. This method employs the analysis of the relationship of production and pressure performance on the premise that the reservoir volume and its initial hydrocarbon content are fixed and that this initial hydrocarbon volume and recoveries therefrom can be estimated by analyzing changes in pressure with respect to production relationships. This method requires reliable pressure and temperature data, production data, fluid analyses and knowledge of the nature of the reservoir. The material balance method is applicable to all reservoirs, but the time and expense required for its use is dependent on the nature of the reservoir and its fluids. Reserves for depletion type reservoirs can be estimated from graphs of pressures corrected for compressibility versus cumulative production, requiring only data that are usually available. Estimates for other reservoir types require extensive data and involve complex calculations most suited to computer models which makes this method generally applicable only to reservoirs where there is economic justification for its use. Reserve estimates obtained by this method are generally considered to have a degree of accuracy that is directly related to the complexity of the reservoir and the quality and quantity of data available.

Volumetric. This method employs analyses of physical measurements of rock and fluid properties to calculate the volume of hydrocarbons in-place. The data required are well information sufficient to determine reservoir subsurface datum, thickness, storage volume, fluid content and location. The volumetric method is most applicable to reservoirs which are not susceptible to analysis by production performance or material balance methods. These are most commonly newly developed and/or no-pressure depleting reservoirs. The amount of hydrocarbons in-place that can be recovered is not an integral part of the volumetric calculations but is an estimate inferred by other methods and a knowledge of the nature of the reservoir. Reserve estimates obtained by this method are generally considered to have a low degree of accuracy; but the degree of accuracy can be relatively high where rock quality and subsurface control is good and the nature of the reservoir is uncomplicated.

Analogy. This method, which employs experience and judgment to estimate reserves, is based on observations of similar situations and includes consideration of theoretical performance. The analogy method is a common approach used for “resource plays,” where an abundance of wells with similar production profiles facilitates the reliable estimation of future reserves with a relatively high degree of accuracy. The analogy method may also be applicable where the data are insufficient or so inconclusive that reliable reserve estimates cannot be made by other methods. Reserve estimates obtained in this manner are generally considered to have a relatively low degree of accuracy.

Much of the information used in the estimation of reserves is itself arrived at by the use of estimates. These estimates are subject to continuing change as additional information becomes available. Reserve estimates which presently appear to be correct may be found to contain substantial errors as time passes and new information is obtained about well and reservoir performance.